                                                      Exhibit 11.1

PAYLESS CASHWAYS, INC.

COMPUTATION OF PER SHARE EARNINGS (LOSS)
---------------------------------------

(In thousands, except per share amounts)


                                                                                     Fiscal Year End
                                                                    --------------------------------------------------
                                                                    November 30,       November 25,       November 26,
                                                                        1996               1995               1994
                                                                    ------------       ------------       ------------

PRIMARY
-------

Income (loss) before extraordinary item                             $ (19,078)         $(128,549)         $  52,132

 Less:
      Preferred stock dividends                                        (5,983)            (5,527)            (5,106)
                                                                    ----------         ----------         ----------

Income (loss) before extraordinary item
     attributable to Common Stock                                     (25,061)          (134,076)            47,026

Extraordinary item                                                         --                 --             (7,243)
                                                                    ----------         ----------         ----------

Net income (loss) attributable to Common Stock                      $ (25,061)         $(134,076)         $  39,783

Weighted average common and dilutive common
     equivalent shares outstanding                                     39,946 (1)         39,904 (1)         40,257
                                                                    ----------         ----------         ----------

Weighted average common shares outstanding (2)                         39,946             39,904             39,791
                                                                    ----------         ----------         ----------

Income (loss) per common share before extraordinary item            $    (.63)         $   (3.36)         $    1.17

Extraordinary item per common share                                        --                 --               (.18)
                                                                    ----------         ----------         ----------

Net income (loss) per common share                                  $    (.63)         $   (3.36)         $     .99
                                                                    ==========         ==========         ==========




FULLY DILUTED
-------------

Net income (loss) attributable to Common Stock                      $ (25,061)         $(134,076)         $  39,783
                                                                    ----------         ----------         ----------
Weighted average common and dilutive common
     equivalent shares outstanding                                     39,946 (1)         39,904 (1)         40,257
                                                                    ----------        ----------         ----------

Weighted average common shares outstanding (2)                         39,946             39,904             39,791
                                                                    ----------         ----------         ----------

Income (loss) per common share before extraordinary item            $    (.63)         $   (3.36)         $    1.17

Extraordinary item per common share                                        --                 --               (.18)
                                                                    ----------         ----------         ----------

Net income  (loss) per common share                                 $    (.63)         $   (3.36)         $     .99
                                                                    ==========         ==========         ==========


PAYLESS CASHWAYS, INC.

COMPUTATION OF PER SHARE EARNINGS (LOSS)
---------------------------------------

(In thousands, except per share amounts)


                                                                                   Quarter Ended
                                                        --------------------------------------------------------------------
                                                        February 24,           May 25,        August 24,        November 30,
                                                            1996                1996             1996               1996
                                                        ------------        ------------     ------------       ------------

PRIMARY
-------

Net income (loss)                                       $  (7,623)         $   5,866         $ (22,878)         $   5,557

 Less:
      Preferred stock dividends                            (1,452)            (1,481)           (1,510)            (1,540)
                                                        ----------         ----------        ----------         ----------

Net income (loss) attributable to Common Stock          $  (9,075)         $   4,385         $ (24,388)         $   4,017

Weighted average common and dilutive common
     equivalent shares outstanding                         39,916 (1)         40,063            39,952 (1)         40,015
                                                        ----------         ----------        ----------         ----------
Net income (loss) per common share                      $    (.23)         $     .11         $    (.61)         $     .10
                                                        ==========         ==========        ==========         ==========


FULLY DILUTED
-------------

Net income (loss) attributable to Common Stock          $  (9,075)         $   4,385         $ (24,388)         $   4,017

Weighted average common and dilutive common
     equivalent shares outstanding                         39,916 (1)         40,079            39,952 (1)         40,015
                                                        ----------         ----------        ----------         ----------

Net income (loss) per common share                      $    (.23)         $     .11         $    (.61)         $     .10
                                                        ==========         ==========        ==========         ==========

PAYLESS CASHWAYS, INC.

COMPUTATION OF PER SHARE EARNINGS (LOSS)
---------------------------------------

(In thousands, except per share amounts)





                                                                                   Quarter Ended
                                                        --------------------------------------------------------------------
                                                        February 25,           May 27,        August 26,        November 25,
                                                            1995                1995             1995               1995
                                                        ------------       ------------     ------------        ------------

PRIMARY
-------

Net income (loss)                                       $  (3,864)         $   4,613         $   8,146          $(137,444)

 Less:
      Preferred stock dividends                            (1,341)            (1,368)           (1,395)            (1,423)
                                                        ----------         ----------        ----------         ----------

Net income (loss) attributable to Common Stock          $  (5,205)         $   3,245         $   6,751          $(138,867)

Weighted average common and dilutive common
     equivalent shares outstanding                         39,878 (1)         40,092            40,116             39,914 (1)
                                                        ----------         ----------        ----------         ----------

Net income (loss) per common share                      $    (.13)         $     .08         $     .17          $   (3.48)
                                                        ==========         ==========        ==========         ==========




FULLY DILUTED
-------------


Net income (loss) attributable to Common Stock          $  (5,205)         $   3,245         $   6,751          $(138,867)

Weighted average common and dilutive common
     equivalent shares outstanding                         39,878 (1)         40,092            40,116             39,914 (1)
                                                        ----------         ----------        ----------         ----------

Net income (loss) per common share                      $    (.13)         $     .08         $     .17          $   (3.48)
                                                        ==========         ==========        ==========         ==========

(1) Due to a loss being incurred for the period,  dilutive common equivalent shares have not been computed as the resulting loss per share would be antidilutive.

(2) Excludes dilutive common equivalent shares for computation of loss per common share.
